                                                                   EXHIBIT 10.73

                            VP HOLDING CORPORATION

                          STOCK SUBSCRIPTION AGREEMENT
                          ----------------------------



          THIS STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is made and entered into as of December 9, 1996 by and between VP Holding Corporation, a Delaware corporation (the "Company"), and Dhananjaya K. Rao ("Purchaser").


                                R E C I T A L S:
                                ---------------


          A. The Company indirectly holds a limited partnership interest in Brylane, L.P. (the "Partnership") and a general partnership interest in the Partnership pursuant to that certain Agreement of Limited Partnership dated as August 30, 1993, as amended (the "Partnership Agreement"), among VLP Corporation ("VLP"), VGP Corporation ("VGP") and certain of subsidiaries of The Limited (VLP, VGP and such subsidiaries are sometimes collectively referred to herein as the "Partners").

          B. The Company now desires to sell to Purchaser and Purchaser desires to purchase from the Company shares of Series A Preferred Stock, $0.01 par value per share, of the Company (the "Series A Preferred Stock"), subject to the terms and conditions set forth in this Agreement. The date on which such sale and purchase occur shall be referred to herein as the "Closing Date."

          C. The Partners and/or the Company may form a corporation that is a successor to, or parent entity of, the Partnership and/or the Company or a successor to the Partnership (collectively, "Newco"). Newco may at some time complete an initial sale to the public (an "Initial Public Offering") of equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act").

          D. In order to induce the Company to sell its shares of Series A Preferred Stock to the Purchaser, Purchaser agrees to hold such shares and the shares of common stock received upon conversion of such shares subject to the restrictions and interests created by this Agreement.


                               A G R E E M E N T:
                               -----------------

          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties agree as follows:

          1.  Sales and Purchase of Stock.  The Company hereby agrees to sell to
              ---------------------------
Purchaser, subject to the conditions and restrictions contained in this Agreement, and Purchaser hereby agrees to purchase from the Company, 37,500 shares (individually, a "Share," and collectively, the "Shares") of Series A Preferred Stock of the Company, at a price of $20.00 per share, for an aggregate purchase price of $750,000 (the "Purchase Price"). The Purchase Price shall be payable by delivery of cash or Purchaser's check in the amount of the Purchase Price. Purchaser shall deliver the cash or check to the Company prior to the Closing Date. In connection with the purchase of Shares hereunder, Purchaser acknowledges that he or she has reviewed the memorandum regarding Section 83(b) of the Internal Revenue Code of 1986, as amended, attached hereto as Exhibit A.
                                                                     ---------
          2.   Restriction on Transfer of the Shares.  Purchaser may not sell,
               -------------------------------------
transfer, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any of the Shares, or any right, title or interest therein, prior to the third anniversary of the Closing Date and, thereafter, any Transfer must be in compliance with Sections 3 and 5 hereof. Any purported Transfer or Transfers (including involuntary Transfers initiated by operation of legal process) of any of the Shares or any right, title or interest therein, except in strict compliance with the terms and conditions of this Agreement, shall be null and void.

          3.   Right of First Refusal.
               ----------------------

               (a) Sales; Notice. At any time on or after the third anniversary
                   -------------
of the Closing Date, Purchaser may Transfer for cash (and only for such form of consideration) any or all of the Shares to any third party subject to the provisions of this Section 3 and Section 4(c), 5(d) and 7(a) hereof. Prior to any such intended Transfer, Purchaser shall first give at least 30 days' advance written notice (the "Notice") to the Company specifying (i) Purchaser's bona fide intention to sell such Shares; (ii) the name(s) and address(es) of the proposed transferee(s); (iii) the number of Shares Purchaser proposes to Transfer (individually, an "Offered Share," and collectively, the "Offered Shares"); (iv) the price for which Purchaser proposes to Transfer each Offered Share (the "Proposed Purchase Price"); and (v) all other material terms and conditions of the proposed transfer.

               (b) Election by the Company.  Within 20 days after receipt of the
                   -----------------------
Notice, the Company (or its designee) may elect to purchase all of the Offered Shares at the price and on the terms and conditions set forth in the Notice by delivery of written notice of such election to Purchaser, specifying a day, which shall not be more than 20 days after such notice is delivered, on or before which Purchaser shall surrender (if Purchaser has not already done so) the certificate or certificates representing the Offered Shares (duly endorsed in blank for transfer) at the principal office of the Company. Within 20 days after delivery of such notice to Purchaser, the Company shall deliver to Purchaser a check, payable to Purchaser or to such person as Purchaser shall request, in the amount equal to the product of the Proposed Purchase Price multiplied by the number of Offered Shares (the "First Refusal Price") in exchange for the Offered Shares. If Purchaser fails to so surrender such certificate or certificates on or before such date, from and after such date the Offered Shares shall be deemed to be no longer outstanding, and Purchaser shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the First Refusal Price, without interest, upon surrender of the certificate or certificates therefor duly endorsed in blank for Transfer. If the Company does not elect to purchase all of the Offered Shares, Purchaser shall be entitled to Transfer the Offered Shares, subject to Sections 5(d) and 7(a) of this Agreement, to the transferee(s) named in the Notice at the Proposed Purchase Price or at a higher price and on the terms and conditions set forth in the Notice; provided, however, that such Transfer must be consummated within 90 days after the date of the Notice and any proposed Transfer after such 90-day period may be made only by again complying with the procedures set forth in this
Section 3.

          4.   Investment Representations.  Purchaser represents and warrants to
               --------------------------
the Company as follows:

               (a) Purchaser's Own Account. Purchaser is acquiring the Shares
                   -----------------------
for Purchaser's own account and not with a view to or for sale in connection with any distribution of the Shares.

               (b) Access to Information.  Purchaser (i) is familiar with the
                   ---------------------
business of the Company and its direct or indirect, majority or wholly-owned entities including the Partnership (a "Subsidiary" and collectively "Subsidiaries"); (ii) has had an opportunity to discuss with representatives of the Company and its Subsidiaries the condition of and prospects for the continued operation and financing of the Company and its Subsidiaries and such other matters as Purchaser has deemed appropriate in considering whether to invest in the Shares; and (iii) has been provided access to all available information about the Company and its Subsidiaries requested by Purchaser.

               (c) Shares Not Registered. Purchaser understands that the Shares
                   ---------------------
have not been registered under the Act or registered or qualified under the securities laws of any state and that Purchaser may not Transfer the Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits Transfers without such registration and qualification and the Company receives an opinion from Purchaser's counsel to such effect, in form and substance reasonably satisfactory to the Company. Purchaser is an "accredited investor" as defined in Rule 501 of Regulation D of the Act.

          5.   Obligation to Sell Securities; Other Obligations.
               ------------------------------------------------

               (a) If FS Equity Partners II, L.P., a California limited partnership, and FS Equity Partners III, L.P., a Delaware limited partnership (collectively, "FSEP"), find a third-party buyer, for all of the shares of Common Stock of the Company, VGP and/or VLP (the "Companies") held by FSEP or for all of the Partnership units (the "Units") indirectly held by FSEP or if the Company or FSEP are required to sell all shares of the Company pursuant to the Partnership Agreement (whether such sale is by way of purchase, exchange, merger or other form of transaction), upon the request of FSEP, the Purchaser shall sell all of his or her Shares (on an as-converted basis if the Shares have not yet been converted into common stock) on the same terms and conditions as apply to the FSEP sale (except for differences based on the fact that Partnership Units and not stock are being sold); provided that, prior to the third anniversary of the date hereof, Purchaser shall not be required to receive less than $20.00 per Share (as appropriately adjusted for stock dividends, reclassifications or splits) under this provision. The Purchaser agrees to be bound by the provisions of Section 9.05 of the Partnership Agreement in the same manner and to the same extent as FSEP in the event FSEP is required to sell any securities in accordance with such section.

               (b) The Company may at any time by notice to the holder repurchase any or all Unvested Shares (as defined in Section 8(a) of the Certificate of Designation creating the Shares) of the Purchaser at a price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits). If Purchaser fails to surrender certificates evidencing repurchased shares on date set for repurchase in such notice, from and after such date the Shares which the Company elected to repurchase shall be deemed to be no longer outstanding, and Purchaser shall cease to be a stockholder with respect to such Shares and shall have no rights with respect thereto except only the right to receive payment of the repurchase price, without interest, upon surrender of the certificate or certificates therefor (duly endorsed in blank for transfer).

               (c) In addition to the obligations of the Purchaser to sell the Shares pursuant to Sections 5(a) and (b) above, the Purchaser hereby agrees to exchange or otherwise transfer his or her Shares and Newco shall be obligated to exchange such Shares (i) for preferred stock of Newco with terms and conditions substantially similar to the Series A Preferred Stock if the Shares have not been converted into common stock or (ii) for common stock of Newco if the Shares have been converted into Common Stock, in connection with the formation of Newco (whether or not in connection with an initial public offering). The Purchaser shall be entitled to receive the appropriate Newco securities at the time that FSEP converts its Company shares into Newco securities. Purchaser agrees that any conversion ratio with respect to such preferred stock will be equivalent to the exchange ratio of Company common stock for Newco common stock. Purchaser agrees to execute a new agreement with respect to Newco securities containing substantially similar provisions to this Agreement. The form of the Certificate of Designation of the Newco preferred stock is attached hereto as Exhibit B.
                                                                  ---------

               (d) The Purchaser agrees to consent to any sale, transfer, reorganization, exchange, merger, combination or other form of transaction described in this Section 5 or contemplated by Article X of the Partnership Agreement and to execute such agreements, powers of attorney, voting proxies or other documents and instruments as may be necessary or desirable to consummate such sale, transfer, reorganization, exchange, merger, combination or other form of transaction. Purchaser further agrees to timely take such other actions as FSEP may reasonably request in connection with the approval of the consummation of such sale, transfer, reorganization, exchange, merger, combination or other form of transaction, including voting as a stockholder to approve any such sale, transfer, reorganization, exchange, merger, combination or other form of transaction and including the execution of a reasonable lock-up agreement in connection with an Initial Public Offering.

               (e) The obligations of Purchaser pursuant to Section 5 shall be binding on any transferee of any of the Shares and Purchaser shall obtain and deliver to the Company and FSEP a written commitment to be bound by such provisions from such transferee prior to any transfer.

          6.   Termination.
               -----------

          The provision of Sections 2, 3, 5(a) and 5(b) shall terminate with respect to shares of Common Stock received upon conversion of Shares upon completion of an Initial Public Offering satisfying the following requirements:
(i) the offering results in receipt by Newco of at least $30,000,000 of gross proceeds from the sale of newly issued stock or (ii) the offering results in the sale of newly issued common stock representing at least 20% of the outstanding common stock of Newco (after giving effect to such offering).

     7.   Miscellaneous.
          -------------

               (a) Legends on Certificates.  Any and all certificates now or
                   -----------------------
hereafter issued evidencing the Shares shall have endorsed upon them a legend substantially as follows:

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN STOCK SUBSCRIPTION AGREEMENT DATED AS OF DECEMBER 9, 1996 BY AND BETWEEN VP HOLDING CORPORATION, A DELAWARE CORPORATION, AND THE ORIGINAL PURCHASER HEREOF, A COPY OF

          WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF VP HOLDING CORPORATION."

Such certificates shall also bear such legends and shall be subject to such restrictions on transfer as may be necessary to comply with all applicable federal and state securities laws and regulations.

               (b) Further Assurances.  Each party hereto agrees to perform any
                   ------------------
further acts and execute and deliver any documents which may be reasonably necessary to carry out the intent of this Agreement.

               (c) Notices.  Except as otherwise provided herein, all notices,
                   -------
requests, demands and other communications under this Agreement shall be in writing, and if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three Business Days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) a party may designate for itself by like notice):

               If to the Company:

               VP Holding Corporation
               c/o Freeman Spogli & Co. Incorporated
               599 Lexington Avenue, 18th Floor
               New York, New York 10022

               If to Purchaser:

               _________________________
               _________________________
               _________________________


               (d) Amendments.  This Agreement may be amended only by a written
                   ----------
agreement executed by both of the parties hereto.

               (e) Governing Law. This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of the State of Delaware.

               (f) Disputes. In the event of any dispute among the parties
                   --------
arising out of this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party the reasonable expenses of the prevailing party including, without limitation, reasonable attorneys' fees.

               (g)  Entire Agreement.  This Agreement constitutes the entire
                    ----------------
agreement and understanding among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, relating hereto.

               (h) Conversion, Recapitalizations or Exchanges Affecting the
                   --------------------------------------------------------
Company's Capital Stock; Issuances of Capital Stock. The provisions of this
---------------------------------------------------
Agreement shall apply to any and all shares of capital stock or other securities of the Company or any successor or assign of the Company, or the Partnership, including Newco, which may be issued in respect of, in exchange for or in substitution of, the Shares by reason of any conversion, stock dividend, stock split, reverse split, recapitalization, reclassification, combination, merger, consolidation or otherwise, and such shares or other securities shall be encompassed within the term "Shares" for purposes of this Agreement.


               (i) No Rights as an Employee. Nothing in this Agreement shall
                   ------------------------
affect in any manner whatsoever the rights of the Company or any of its Subsidiaries to terminate Purchaser's employment for any reason, with or without cause, subject to the terms and conditions of any employment agreement to which Purchaser may be a party.

               (j) Disclosure.  The Company shall have no duty or obligation to
                   ----------
affirmatively disclose to Purchaser, and Purchaser shall have no right to be advised of, any material information regarding the Partnership, Company or any of its Subsidiaries at any time prior to, upon or in connection with the Company's repurchase of the Shares under this Agreement.

               (k) Successors and Assigns.  The Company may assign with absolute
                   ----------------------
discretion any or all of its rights and/or obligations and/or delegate any of its duties under this Agreement to any of its affiliates, successors and/or assigns (including Newco), and this Agreement shall inure to the benefit of, and be binding upon, such respective affiliates, successors and/or assigns of the Company in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto. Without limiting the foregoing, the Company may assign the right of first refusal provided for in
Section 3 of this Agreement or the repurchase right contained in Section 5(b) of this Agreement, to any designee, including any of its affiliates, successors and/or assigns. Unless specifically provided herein to the contrary, Purchaser may not assign any or all of its rights and/or obligations and/or delegate any or all its duties under this Agreement without the prior written consent of the Company. Upon an assignment of any or all of Purchaser's rights and/or obligations and/or a delegation of any or all of its duties under this Agreement in accordance with the terms of this Agreement, this Agreement shall inure to the benefit of, and be binding upon,

Purchaser's respective affiliates, successors and/or assigns in the same manner and to the same extent as if such affiliates, successors and/or assigns were original parties hereto.

               (l) Headings. Introductory headings at the beginning of each
                   --------
section and subsection of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or description of the contents of any such section and subsection of this Agreement.

               (m) Counterparts. This Agreement may be executed in two
                   ------------
counterparts, each of which shall be deemed an original and both of which, when taken together, shall constitute one and the same Agreement.


          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                         THE COMPANY:

                         VP HOLDING CORPORATION,
                         a Delaware corporation


                         By:  /s/ John M. Roth
                             --------------------------------------
                              Its: President


                         PURCHASER:

                          /s/ Dhananjaya K. Rao
                         ------------------------------------------
                              Dhananjaya K. Rao

                                   EXHIBIT A
                                   ---------

                              M E M O R A N D U M



TO:       Ms. Carol Meyrowitz
          Mr. Dhananjaya K. Rao

FROM:     Riordan & McKinzie

DATE:     December 2, 1996

RE:       Income Tax Consequences of Restricted Stock

--------------------------------------------------------------------------------


          This memorandum discusses certain federal income tax consequences to you with respect to your purchase of shares of Series A Preferred Stock (the "Shares") of VP Holding Corporation, a Delaware corporation (the "Company").

          Because you are an employee of Brylane L.P., the limited partnership in which subsidiaries of the Company hold both an interest as a general partner and an interest as a limited partner, we believe that the Shares are subject to Federal income taxation under the provisions of Section 83 of the Internal Revenue Code of 1986 (the "Code"). We believe that the Shares are subject to a "substantial risk of forfeiture" under Section 83 of the Code and thus, the shares would be "restricted stock." The "substantial risk of forfeiture" arises because of your right to convert the Shares into common stock of the Company is dependent upon such shares being "vested" over the next three years and that the Shares are subject to repurchase by the Company at a price of $20 per share if you cease being an employee under certain circumstances over that three year period. Thus, we believe such restrictions would be treated as a "substantial risk of forfeiture" because your right to the "full enjoyment" of such shares are conditioned upon the future performance of your services.

          Section 83 of the Code generally will tax you upon the fair market value of shares of restricted stock at the time when the substantial risk of forfeiture lapses.

As a result, you would be taxed upon one-third of the Shares on each of the next three anniversaries of their purchase by you if you remain an employee of Brylane L.P. At such time, you would have income equal to the excess of the then fair market value of one-third of the Shares over their purchase price. As the Shares would then be convertible into common stock, it is possible that the Shares could have substantial value in excess of your purchase price. If your employment is terminated under certain limited circumstances, such restrictions may never lapse.

          You are obligated to recognize income in this amount regardless of whether or not you dispose of the Shares at that time or have the ability to sell the Shares. This recognition event could require the payment of a significant amount of income tax at a time when cash is unavailable to pay the tax, if the Shares have substantially appreciated in value from the time of your purchase.

          If you believe that the Shares will substantially appreciate in value over the next three years, you can file an election with the Internal Revenue Service to have your purchase of the Shares governed by Section 83(b) of the Code. If you make this election, the fact that the Shares are subject to a substantial risk of forfeiture is ignored for income tax purposes. In other words, you will not recognize taxable income when the Company's right to repurchase the Shares at less than their fair market value terminates.

          If you make the Section 83(b) election, you will be required to report as taxable income the amount by which the fair market value of the shares you purchased exceeds the purchase price you paid for the Shares. At this time, the Company believes that the purchase price of the Shares is equal to their fair market value, so no taxable income need be reported.

          Any amount included in your gross income as a result of the issuance of the Shares or the termination of the Company's repurchase right will be ordinary income. Such amount constitutes "wages" with respect to which the Company is required to deduct and withhold federal income tax and Federal Insurance Contribution Act tax. Such deductions will be made from the wages, salary, bonus or other income to which the purchaser would otherwise be entitled and, at the Company's election, you may be required to pay to the Company (for withholding on your behalf) any amount not so deducted but required to be so withheld.

          When you sell the Shares, you will recognize capital gain or loss in an amount equal to the difference between the sale proceeds and your basis in the shares. The basis in the Shares is equal to the value of the Shares on the date the risk of forfeiture terminates, or if you make the Section 83(b) election, the value of the Shares on the date the Shares were purchased, which should be $20.00 per share. Your gain will be short-term or long-term depending upon whether your holding period in the shares exceeds one year at the time of disposition.

          THE PRECEDING DISCUSSION IS APPLICABLE TO FEDERAL TAX LAW ONLY WITH RESPECT TO THE SHARES AS RESTRICTED STOCK. ALTHOUGH MANY STATES HAVE RULES RELATING TO RESTRICTED STOCK THAT PARALLEL THOSE OF THE FEDERAL LAW, YOU SHOULD CONSULT WITH YOUR TAX ADVISER CONCERNING THE STATE TAX CONSEQUENCES AND REQUIREMENTS APPLICABLE TO YOUR PURCHASE OF THE SHARES.

          If you wish to make the Section 83(b) election with respect to your Restricted Stock:

          1. Review the attached Section 83(b) election form. Complete (INCLUDING SOCIAL SECURITY NUMBER) and sign the form. Make 4 copies of the completed form.

          2. File one copy of the Section 83(b) election form with the Internal Revenue Service office at which you file your federal income tax return. NOTE: THE FORM MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN
                                                                        ------
30 DAYS AFTER THE DATE ON WHICH YOU PURCHASED THE SHARES IN ORDER TO MAKE A
-------
VALID ELECTION. For example, if the transaction closes on December 9, 1996, you must file the election on or before January 7, 1997.

          3.   Deliver one copy to Robert Pulciani at Brylane, L.P.

          4. Attach one copy to your federal income tax return and, if appropriate, one copy to your state income tax return for 1996.

          If you have any questions concerning the Section 83(b) election, please contact your tax advisor. You may also wish to have your tax advisor contact Jeffrey L. DuRocher of Riordan & McKinzie at (213) 229-8445.

            ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER


1.
     ----------------------------------
     (Name)

     ----------------------------------
     (Street Address)

     ----------------------------------
     (City, State, Zip Code)

     ----------------------------------
     (Social Security Number)

2. This election has been made under Internal Revenue Code 83(b) and is being made with respect to the following property:

     Shares of the Series A Preferred Stock of VP Holding Corporation
     -------------------------------------------------------------------------

3.   The property was transferred on the following date:   December 9, 1996
                                                          --------------------
     The election is made for the following taxable year (e.g. December 31,
     1996):  December 31, 1996
             -----------------

4.   The property transferred is subject to the following restrictions:


     The Preferred Stock is not vested and is subject to repurchase by the
     ----------------------------------------------------------------------
     Company upon termination of the taxpayer's employment by the Company.*
     ----------------------------------------------------------------------

5. The property transferred, with respect to which the election has been made, has the following fair market value at the time of transfer: $20.00 per
                                                                   ----------
     share
     ------------

6.   The amount, if any, paid for such property:  $20.00 per share
                                                  ----------------------------

7.   A copy of this statement was given to the following:  Brylane L.P., 2300
                                                           ------------------
     Southeastern Avenue,  Indianapolis, Indiana 46206
     -------------------------------------------------------------------------
     (The entity for whom the services were performed).

     If the transferee of the restricted property and the person performing the services are not the same, then a copy of this statement has been given to
     the following:   (same)
                     ------------------------------
     ------------------------------------------
     (The transferee of the restricted property).


                                      ----------------------------------------
                                      (Signature)

NOTE:  This filing is being made for Alternative Minimum Tax (AMT) purposes
      * This repurchase right expires with respect to one-third of these shares per year over the next three years.

                                   EXHIBIT B
                                   ---------


                          CERTIFICATE OF DESIGNATION
                                      OF
                      THE SERIES A CONVERTIBLE REDEEMABLE
                                PREFERRED STOCK
                                      OF
                                 BRYLANE, INC.

                             ---------------------

          Brylane, Inc., a corporation organized and existing under the Delaware General Corporation Law (the "Corporation"), hereby certifies that the following resolutions were adopted as of __________________, 19__ by the Board of Directors of the Corporation:

          RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), there hereby is created, out of the ______________ shares of Preferred Stock of the Corporation authorized in
Article IV of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of [75,000] shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

          Section 1.  Designation of Amount.  The shares of such series shall be
                      ---------------------
designated as "Series A Convertible Redeemable Preferred Stock" (the "Series A Preferred Stock") and the authorized number of shares constituting such series shall be [75,000] shares. The par value of the Series A Preferred Stock shall be $.01 per share.

          Section 2.  Dividends.
                      ---------

          The holders of shares of the Series A Preferred Stock will not be entitled to receive dividends payable in cash or property (other than such stock dividends, reclassifications or splits with respect to the Series A Preferred Stock as may be declared by the Board of Directors in its sole discretion).

          Section 3.  Redemption at Corporation's Option.
                      ----------------------------------

          (a) The shares of the Series A Preferred Stock will be redeemable at the option of the Corporation by resolution of its Board of Directors, in whole or from time to time in part, at any time with respect to shares of Series A Preferred Stock that will always be Unvested Shares (as defined in Section 8(a)), subject to the limitations set forth below, at a redemption price of [$20.00] per share (as appropriately adjusted for stock dividends, reclassifications or splits), upon giving notice as provided below. It is the intent of this provision that redemption not be permitted with respect to shares of Series A Preferred Stock that may, in the future, vest in accordance with Section 8.

          (b) Subject to the foregoing, the number of shares to be redeemed shall be determined by the Board of Directors in its sole discretion.
Redemption shall be on a pro rata basis among all holders of Series A Preferred Stock. Once the Corporation has mailed a notice of redemption pursuant to this
Section 3 (as described below), such holder(s) may not exercise any rights under
Section 6.

          (c) At least 10 days but not more than 30 days prior to the date fixed for the redemption of shares of the Series A Preferred Stock, a written notice shall be mailed to each holder of record of shares of the Series A Preferred Stock to be redeemed in a postage prepaid envelope addressed to such holder at his post office address as shown on the records of the Corporation, notifying such holder of the election of the Corporation to redeem such shares, stating the dated fixed for redemption thereof (an "Optional Redemption Date"), and calling upon such holder to surrender to the Corporation on the Optional Redemption Date at the place designated in such notice his certificate or certificates representing the number of shares specified in such notice of redemption. On or after the Optional Redemption Date each holder of shares of the Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the place designated in such notice and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In case less that all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Optional Redemption Date, all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price of such shares, without interest, upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          (d) Shares of the Series A Preferred Stock redeemed pursuant to the provisions of this Section 3 shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series of the Preferred Stock.

          Section 4.  Redemption at Holder's Option.
                      -----------------------------

          (a) At the request of the holder thereof, subject to Section 4(b), the Corporation shall, to the extent permitted by law and from funds legally available therefor, redeem at the redemption price of [$20.00] per share (as appropriately adjusted for stock dividends, reclassifications or splits) any Vested Share (as defined in Section 8(a)) of Series A Preferred

Stock on the third anniversary of the closing of transactions contemplated by that certain Asset Purchase Agreement dated October 18, 1996 among TJX Companies, Inc., Chadwick's, Inc. and Brylane, L.P. (the "Closing Date"); provided that no request for redemption under this Section 4 may be made after 4:30 p.m. New York City time on the date that is the third anniversary of the Closing Date. Each holder of Vested Shares of the Series A Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Corporation at the time the request for redemption is made and, subject to Section 4(b), promptly after the third anniversary of the Closing Date the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled (the date of any such payment being the "Mandatory Redemption Date"). From and after the Mandatory Redemption Date, all rights of the holder of Series A Preferred Stock requesting redemption as a stockholder of the Corporation, except the right to receive the redemption price (without interest) of such shares upon the surrender of certificates representing the same, shall cease and terminate and such shares shall not thereafter be transferred on the books of the Corporation, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

          (b) If, on the Mandatory Redemption Date, the funds of the Corporation legally available for such redemption shall be insufficient to redeem all Vested Shares required to be redeemed, funds to the maximum extent legally available for such purposes shall be utilized to redeem the maximum number of outstanding Vested Shares on such date on a pro rata basis among the requesting holders of Vested Shares and thereafter the Corporation shall continue to redeem such shares (on a pro rata basis) as promptly as practicable after funds are legally available therefor.

          (c) Shares of the Series A Preferred Stock redeemed pursuant to the provisions of this Section 4 shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

          Section 5.  Voting Rights.
                      -------------

          Except as required by Delaware law, the holders of shares of the Series A Preferred Stock shall not be entitled to vote on any matter.

          Section 6.  Liquidation Rights.
                      ------------------

          (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation and any preferential distribution with respect to any other class or shares of the Corporation ranking senior with respect to rights upon liquidation or dissolution of the Corporation to the Series A Preferred Stock, the holders of shares of the Series A Preferred Stock shall be entitled to receive out of the remaining net assets of the Corporation, the amount of [$20.00] (as appropriately adjusted for stock dividends, reclassifications or splits) for each share of the Series A Preferred Stock, before any distribution shall be made to the holders of the Common Stock with respect to payments upon dissolution or liquidation of the Corporation. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the outstanding shares of Series A Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then the entire assets of the Corporation to be distributed shall be distributed ratably among the holders of outstanding shares of Series A Preferred Stock based on the full preferential amounts for the number of outstanding shares of Series A Preferred Stock held by each holder.

          (b) For purposes of this Section 6, a dissolution, winding up or liquidation shall not include (i) any consolidation or merger of the Corporation with or into any other corporation or entity or a plan of exchange between the Corporation and any other corporation or entity or (ii) a sale or other disposition of all or substantially all of the Corporation's assets to another corporation or entity.

          (c) After the payment of the full preferential amounts provided for herein to the holders of shares of the Series A Preferred Stock or funds necessary for such payment have been set aside in trust for the holders thereof, such holders shall be entitled to no other or further participation in the distribution of the assets of the Corporation.

          Section 7.  Redemption Upon Change of Control.
                      ---------------------------------

          (a) Subject to Section 7(d), in the event of a Change of Control (as defined below) (the date of such occurrence, the "Change of Control Date"), each Vested Share shall, at the option of the holder thereof, either (i) be redeemed by the Corporation at a price of $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits) or (ii) be converted into Common Stock of the Corporation at the Conversion Ratio (as defined below); provided, however, that shares that are not Vested Shares will not be convertible at the option of the holder thereof and shall be redeemed by the Corporation at a price of [$20.00] per share (as appropriately adjusted for stock dividends, reclassifications or splits). A "Change of Control" shall have occurred for purposes of this Section 7(a) upon the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all classes of Voting Equity Interests (as defined below) of the Corporation, Brylane, L.P. (the

"Partnership") or the Partnership's general partner; provided that the Permitted
                                                     --------
Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Representatives or Directors provided, further, that unless the Compensation Committee of the
          --------  -------
Partnership shall otherwise determine prior to the acquisition of such majority ownership, such acquisition of ownership shall not constitute a Change of Control if an Original Purchaser or an Executive Related Party is the person or a member of a group constituting the person acquiring such ownership; or; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Representatives or Directors (together with any new members of the Board of Representatives or Directors whose election to such Board or whose nomination for election by the holders of Equity Interests (as defined below) of the Partnership or the Corporation was approved by (a) a Permitted Holder or (b) a vote of at least 66 2/3% of the members of the Board of Representatives or Directors then still in office who were either members of the Board of Representatives or Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Representatives or Directors then in office; (iii) the Partnership or its general partner or the Corporation consolidates with or merges with or into any person or entity or conveys, transfers or leases all or substantially all of its assets to any person or entity, or any corporation or partnership or entity consolidates with or merges into or with the Partnership or its general partner or the Corporation, in any such event pursuant to a transaction in which the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Partnership or its general partner or the Corporation or where (A) the outstanding Voting Equity Interests of the Partnership or its general partner or the Corporation are changed into or exchanged for (x) Voting Equity Interests of the surviving corporation or entity, or (y) cash, securities and other property (other than Equity Interests of the surviving corporation or entity) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 50% of the total outstanding Voting Equity Interests of the surviving corporation or entity, and (2) the percentage of the outstanding Voting Equity Interests of the surviving corporation or partnership or entity owned, directly or indirectly, by Permitted Holders immediately after such transaction); or (iv) the sale or other disposition by the Partnership, in one transaction or a series of related transactions (but not including a disposition that is part of any sale-and-leaseback or similar financing transactions), of assets aggregating more than thirty percent (30%) of the assets of the Partnership's Chadwick's of Boston business (taken at the values as stated on the books of the Partnership determined in accordance with generally accepted accounting principles consistently applied), or responsible for generating more than thirty percent (30%) of the net sales of the Partnership's Chadwick's of Boston business; provided, that unless otherwise
                                             --------
determined by the Compensation Committee of the Corporation, no transaction described above shall constitute a Change of Control with respect to the shares of Series A Preferred Stock issued to an Original Purchaser if, immediately after such transaction, such

Original Purchaser (as defined in Section 8(a)) or any Executive Related Party (as defined below) shall own Equity Interests of any surviving corporation or entity ("Surviving Entity") having a fair value as a percentage of the fair value of the Equity Interests of such Surviving Entity greater than 125% of the fair value of the Equity Interests of the Partnership and/or the Corporation owned by such Original Purchaser and any Executive Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all Equity Interests of the Partnership and/or the Corporation immediately prior to such transaction; provided, further, that for purposes of this definition, if a
                  --------  -------
transaction agreement requires as a condition precedent approval by the equityholders of the Partnership and/or the Corporation of the transaction or related agreement, a Change of Control shall not be deemed to have taken place unless such approval is secured and the transaction is consummated. Notwithstanding anything in this definition to the contrary, a "Change of Control" shall not be deemed to have occurred as a result of any sale of Equity Interests in a public offering.

          "Equity Interest" in any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents or interest in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such person.

          "Executive Related Party" shall mean any affiliate or associate of an Original Purchaser other than the Corporation or the Partnership, or an affiliate of the Partnership or the Corporation. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Partnership or the Corporation).

          "Permitted Holders" means (i) The Limited, Inc., a Delaware corporation, and any of its affiliates, (ii) Freeman Spogli & Co., a California general partnership, and any of its affiliates, (iii) WearGuard Corporation, a Delaware corporation, and any of its affiliates, (iv) Chadwicks, Inc. (v) Leeway & Co., as nominee for The AT&T Long-Term Investment Trust ("ATT") and the affiliates and permitted assignees of ATT and (vi) NYNEX Master Trust and its affiliates and permitted assignees and (vii) VP Holding Corporation (with respect to the general partner of the Partnership); provided that Brylane, L.P.
                                                    --------
and it subsidiaries shall not be deemed affiliates of The Limited, Inc., Freeman Spogli & Co., WearGuard Corporation, Chadwick's, Inc., Leeway & Co., as nominee for The AT&T Long-Term Investment Trust and NYNEX Master Trust for purposes of this definition.

          "Voting Equity Interests" means Equity Interests of the class or classes pursuant to which the holders thereof have (i) in respect of a corporation, the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Equity Interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (ii) in respect of limited liability company or other entity the general voting power under ordinary circumstances to elect the board of directors or other governing board of such entity.

          (b) The Corporation shall notify the holders of Series A Preferred Stock in writing of the occurrence of a Change of Control (i) within 15 days after a Change of Control caused by an event described in clauses (i) or (ii) of the definition of Change of Control above or (ii) 15 days prior to Change of Control caused by an event described in clauses (iii) or (iv) of the definition of Change of Control above. The Corporation shall either (i) redeem, subject to subsection (d) below, shares of Series A Preferred Stock at a redemption price equal to $20.00 per share (as appropriately adjusted for stock dividends, reclassifications or splits) or (ii) convert shares of Series A Preferred Stock into shares of common stock at the Conversion Ratio. Subject to the proviso in the first sentence of Section 7(a), holders of Series A Preferred Stock shall have five days from receipt of such notice to elect to have shares redeemed or converted. The Corporation shall have no obligations under this Section 7 to redeem or convert shares of Series A Preferred Stock unless the event causing the Change of Control is consummated. Shares to be redeemed or converted shall be delivered with the holder's election together with any completed transfer documents reasonably required by the Board of Directors of the Corporation.

          (c) All shares of Series A Preferred Stock from and after the Change of Control Date (unless default shall be made by the Corporation in redeeming the shares of the Series A Preferred Stock so delivered), shall no longer be deemed to be issued and outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price or the shares of Common Stock issued upon conversion) shall cease and terminate.

          (d) If, on the Change of Control Date, the funds of the Corporation legally available for such redemption shall be insufficient to redeem all outstanding shares of Series A Preferred Stock funds to the maximum extent legally available for such purposes shall be utilized to redeem the maximum number of outstanding shares of Series A Preferred Stock on such date on a pro rata basis among the holders of all outstanding shares of Series A Preferred Stock that have requested redemption or whose shares are required to be redeemed hereunder and thereafter the Corporation shall continue to redeem such shares (on a pro rata basis) as promptly as practicable after funds are available therefor.

          (e) Shares of the Series A Preferred Stock redeemed pursuant to the provisions of this Section 7 shall thereupon be retired and may not be reissued as shares of the Series A Preferred Stock but shall thereafter have the status of authorized but unissued shares of the Preferred Stock, without designation as to the series until such shares are once more designated as part of a particular series of the Preferred Stock.

          Section 8.  Conversion.  The shares of Series A Preferred Stock shall
                      ----------
have the following conversion rights.

          (a) Definitions.

              (i) "Vested Shares" with respect to shares of Series A Preferred Stock issued to an Original Purchaser shall mean:

                    12,500 shares of Series A Preferred Stock on and after the first anniversary of the Closing Date; plus 12,500 shares of
                                                           ----
                    Series A Preferred Stock on and after the second anniversary of the Closing Date (for an aggregate of 25,000 Vested Shares); plus 12,500 shares of Series A Preferred Stock on
                             ----
                    the third anniversary of the Closing Date (for an aggregate of 37,500 Vested Shares)(all such share amounts as appropriately adjusted for stock dividends or splits).

                    Shares of Series A Preferred Stock shall not vest if an Original Purchaser is not employed by the Partnership on a vesting date, unless his or her employment (A) has been terminated by the Partnership other than for Cause (in which case all unvested shares will immediately vest), (B) has terminated due to the Original Purchaser's death or Disability or Incapacity (in which case all unvested shares will immediately vest) or (C) has been terminated by the Original Purchaser for Good Reason (in which case all unvested shares will immediately vest). In the event an Original Purchaser is then employed by the Partnership and there is a Change of Control, all shares of Series A Preferred Stock originally issued to such Original Purchaser shall immediately become "Vested Shares" if not already vested.

              (ii) "Unvested Shares" shall mean any shares of Series A Preferred Stock that are not Vested Shares and may not, with the passage of time, become vested.

              (iii) "Cause" shall mean dishonesty, conviction of a felony or gross neglect by an Original Purchaser of his duties (other than as a result of Disability, Incapacity or death), or conflict of interest, which gross neglect or conflict shall continue for 30 days after the Partnership gives written notice to an Original Purchaser requesting the cessation of such gross neglect or conflict.

               (iv) "Disability" shall have the meaning given it in the long-
                    term disability plan previously operated by the Partnership's Chadwick's of Boston business (or any successor plan operated by the Partnership or any of its affiliates, so long as the definition of "Disability" in any such successor plan is not more restrictive). An Original Purchaser's employment shall be deemed to be terminated for Disability on the date on which such Original Purchaser is entitled to receive long-term disability compensation pursuant to such long-term disability plan.

               (v) "Good Reason" shall mean, with respect to any voluntary termination of employment by an Original Purchaser, the following:

                    1) the assignment to such Original Purchaser of any duties materially inconsistent with his positions, duties, responsibilities, reporting requirements, and status with the Partnership (or a subsidiary) on the later of December 9, 1996 or 120 days prior to the date of such termination, or a substantive change in such Original Purchaser's titled, reporting requirements or offices as in effect on the later of December 9, 1996 or 120 days prior to the date of such termination, or any removal of such original Purchaser from or any failure to reelect him to such positions, except in connection with the termination of such Original Purchaser 's employment by the Partnership (or a subsidiary) for Cause or by such Original Purchaser other than for Good Reason; or any other action by the Partnership (or a subsidiary) which results in a diminishment in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Partnership or the subsidiary promptly after receipt of notice thereof given by such Original Purchaser; or

                    2) if such Original Purchaser's rate of base salary for any fiscal year is less than 100% of the base salary paid to such Original Purchaser in the completed fiscal year immediately preceding the fiscal year in which such Original Purchaser voluntarily terminates his employment, or if such Original Purchaser's total cash compensation opportunities, including salary and incentive, for any fiscal year are less than 100% of the total cash compensation opportunities made available to such Original Purchaser in the completed fiscal year immediately preceding the fiscal year in which such Original Purchaser voluntarily terminates his employment; or

                    3) any relocation by the Partnership of such Original Purchaser's principal place of employment of more than 50 miles from the place where such Original Purchaser's principal residence was located on the date that such Original Purchaser gives notice of such termination.

                    4) any breach by the Partnership of any term or provision of its Employment Agreement with such Original Purchaser, as such agreement may be amended from time to time.

                         Notwithstanding the foregoing, a voluntary termination
                    by such Original Purchaser of his employment shall not be deemed to be for "Good Reason" unless such termination occurs within 120 days after the occurrence of any event described in clauses 1), 2), 3) or 4) above without such Original Purchaser's express written consent, such Original Purchaser gives notice to the Partnership at least 30 days in advance requesting that the situation described in such clauses be remedied, and the situation remains unremedied upon expiration of such 30-day period.

              (vi) "Incapacity" shall mean a disability (other than Disability within the meaning of that definition) or other impairment of health that renders an Original Purchaser unable to perform his duties to the satisfaction of the Compensation Committee of the Board of Representatives of the Partnership. If by reason of Incapacity such Original Purchaser is unable to perform his duties for at least six months in any consecutive 12-month period, upon written notice by the Company the employment of an Original Purchaser shall be deemed to have terminated by reason of Incapacity.

              (vii) "Original Purchaser" shall mean each of Carol Meyrowitz or
                    Dhananjaya Rao.

          (b) Any Vested Share may, at the option of the holder thereof, be converted into one share of Common Stock of the Corporation (the "Conversion Ratio")(subject to adjustment as set forth below).

          (c) All outstanding Vested Shares shall be converted automatically into Common Stock of the Corporation at the Conversion Ratio at 5:00 p.m. New York City time on the third anniversary of the Closing Date if the rights granted under Section 4 have not been properly exercised with respect to any such shares.

          (d) Each holder of Vested Shares who desires to convert the same into Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of Vested Shares being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date.

          (e) The Conversion Ratio is subject to adjustment from time to time upon the occurrence of the events enumerated in this subparagraph (e).

               If the Corporation:

               (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

               (ii) subdivides or reclassifies its outstanding shares of Common Stock into a greater number of shares;

               (iii) combines or reclassifies its outstanding shares of Common Stock into a smaller number of shares;

               (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

               (v) issues by reclassification of its Common Stock any shares of its capital stock;

then, in the case of paragraphs (i), (ii) and (iii) of this subsection (e), the Conversation Ratio in effect immediately prior to such action shall be proportionately adjusted, and in the case of paragraphs (iv) and (v) of this subsection (e), appropriate provision shall be made so that the holder of any Series A Preferred Stock converted after such action may receive the aggregate number and kind of shares of capital stock of the Corporation which it would have owned immediately following such action if such Series A Preferred Stock had been converted immediately prior to such action.

          The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by ___________________, its _________________, this
____ day of ____________________________.

                                      BRYLANE, INC.



                                      By:_____________________________
                                            Title: